EXHIBIT 4.7

                                 FORM OF WARRANT

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "1933 Act," AS AMENDED, AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                          LIGHTPATH TECHNOLOGIES, INC.

                      COMMON STOCK PURCHASE CLASS I WARRANT

     1. ISSUANCE; CERTAIN DEFINITIONS.

          In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by LightPath Technologies, Inc., a Delaware corporation (the "COMPANY"), [___________________________________] or registered assigns (the "HOLDER") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on July 31, 2004, (the "EXPIRATION DATE"), ______________________________ (__________)(1) fully paid and nonassessable shares of the Company's Class A Common Stock, par value $0.01 per share (the "COMMON STOCK") at an initial exercise price per share (the "EXERCISE PRICE") of $2.20, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of July 28, 1999 (the "SECURITIES PURCHASE AGREEMENT"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Capitalized terms not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

     2. EXERCISE OF WARRANTS.

          2.1. GENERAL. This Warrant is exercisable in whole or in part at any time and from time to time at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise," by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof. Upon surrender of this Warrant Certificate with the attached Notice of Exercise Form duly executed (which Notice of Exercise Form may be submitted either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof), together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the Market Price of the Common Stock on the day immediately preceding the Company's receipt of the Notice of Exercise Form duly executed, multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

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(1)  Number  of shares = (the  Purchase  Price of the  Debentures  issued to the
Holder on the Closing Date / the Conversion Price of the Debentures on the Closing Date) x 75%.

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          2.2.  LIMITATION ON EXERCISE.  Notwithstanding  the provisions of this
Warrant, the Securities Purchase Agreement or the other Transaction Agreements (as defined in the Securities Purchase Agreement), the Holder cannot exercise this Warrant, nor shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant, to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture or unexercised portion of the Warrants), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise), subject to the following exceptions:

          (i) as specifically provided in this Warrant as an exception to this provision, or

          (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock.

For purposes of this Section 2.2, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), except as otherwise provided in clause (1) of this Section
2.2. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

     3. RESERVATION OF SHARES. The Company hereby agrees that at all times during the term of this Warrant it will reserve for issuance upon exercise of this Warrant such number of shares of its Common Stock as may be required for issuance upon exercise of this Warrant (the "Warrant Shares").

     4. MUTILATION OR LOSS OF WARRANT. (a) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and receipt of reasonably satisfactory indemnification, or (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

     5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     6. PROTECTION AGAINST DILUTION.

          6.1. ADJUSTMENT MECHANISM. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by the adjusted Exercise Price per share, to equal the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

          6.2. CAPITAL ADJUSTMENTS. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

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          6.3.  ADJUSTMENT  FOR  SPIN  OFF.  If,  for any  reason,  prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a substantial part of its business or operations or disposes of all or substantially all of its assets in a transaction (the "SPIN OFF") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "SPIN OFF SECURITIES") to be issued to security holders of the Company, then;

          (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "RECORD DATE") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "OUTSTANDING WARRANTS") been exercised as of the close of business on the trading day immediately before the Record Date (the "RESERVED SPIN OFF SHARES"), and
     (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to
     (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

          (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction, the numerator of which is the Market Price of the Common Stock on the eleventh trading day immediately following the fifth trading day after the Record Date, and the denominator of which is the Market Price of the Common Stock on the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

     7. TRANSFER TO COMPLY WITH THE SECURITIES ACT; REGISTRATION RIGHTS.

          7.1. TRANSFER. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "1933 ACT") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the 1933 Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the 1933 Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

          7.2. REGISTRATION RIGHTS. Reference is made to the Registration Rights Agreement (as that term is defined in the Securities Purchase Agreement). The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

     8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered (i) personally, (ii) by facsimile transmission with confirmed receipt by facsimile and simultaneous delivery by Federal Express, or (iii) sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, sent by facsimile transmission with simultaneous delivery by Federal Express, or, if mailed, upon receipt of confirmed delivery and acceptance, as follows:

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
          (i)  if to the Company, to:

               LightPath Technologies, Inc.
               6820 Academy Parkway East, N.E.
               Albuquerque, NM  87109
               Attn:  President
               Telephone No.:  (505) 342-1100
               Telecopier No.:  (505) 342-1111

          (ii) if to the Holder, to:

               -------------------------------
               -------------------------------
               -------------------------------
               Attn:__________________________
               Telephone No.:  (___) _________
               Telecopier No.: (___) _________

               with a copy to:

               Krieger & Prager, Esqs.
               319 Fifth Avenue
               New York, New York 10016
               Telephone No.: (212) 689-3322
               Telecopier No. (212) 213-2077

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

     9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

     10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of Delaware applicable to contracts to be made and performed entirely within Delaware. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under this Warrant.

     11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the
28 day of July, 1999.

                                        LIGHTPATH TECHNOLOGIES, INC.


                                        By: /s/ Donald Lawson
                                            ------------------------------------
                                            Name: Donald Lawson
                                            Its:  President & CEO

Attest:


__________________________
Name:_____________________
Title:____________________

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
                          NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of , 1999, to purchase shares of the Common Stock, par value $0.01 per share, of LightPath Technologies, Inc. and

[Check one]

_____ tenders herewith payment of $____________ (the Exercise Price multiplied by the number of shares);


_____ elects a cashless exercise in accordance with Section 2.1 of the Warrant for the number of shares of Common Stock equal in Market Value to the difference between the Market Value of _______ shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof. "Market Value" shall be an amount equal to the Market Price of the Common Stock on the day of the Company's receipt of this Notice of Exercise Form duly executed, multiplied by the number of shares of Common Stock above.


     Please deliver the stock certificate to:


Dated:______________________________


By:_________________________________

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